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Exhibit 23.2

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the MediaSite, Inc. Employee Retention Plan of our report dated November 9, 2001, with respect to the financial statements of Sonic Foundry, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.


                                                         /s/  Ernst & Young LLP

Milwaukee, Wisconsin
December 20, 2001